UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 01, 2026
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CACI International Inc
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 841-7800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 1, 2026, DeEtte Gray notified CACI International Inc (the “Company”) of her intention to retire as President, U.S. Operations, effective June 30, 2026. At the Company’s request, Ms. Gray has agreed to remain an employee of the Company as a Strategic Advisor from July 1, 2026 and December 31, 2026 (the “Transition Period”) to support an orderly leadership transition.

In connection with her transition, the Company and Ms. Gray entered into a Transition and Separation Agreement dated June 3, 2026 (the “Transition Agreement”). The Transition Agreement, approved by the Company’s Human Resources and Compensation Committee, outlines the substantive transition and advisory duties (the “Transition Duties”) to be performed during the Transition Period and provides for the following compensation terms during the Transition Period:

•Base Salary: Prorated portion of annualized base salary of $763,497.

•Bonus: Ms. Gray will continue participation in the Company’s annual bonus plan at a reduced rate of 50% of her base salary during the Transition Period, which equates to approximately 25% of her annualized base salary at target performance. The bonus amount earned will be pro-rated and payable in accordance with the Company’s annual bonus plan.

•Long-Term Incentives: Ms. Gray will receive a significantly reduced long-term, time-based equity grant conditioned on the performance of the Transition Duties and compliance with the terms of the Transition Agreement. While she remains an employee, she will continue to vest in outstanding long-term incentive awards in accordance with their existing terms but will not be eligible to receive additional long-term incentive awards in 2026.

The Transition Agreement does not provide severance or change‑in‑control benefits and does not modify vesting terms for outstanding awards beyond existing plan provisions, and the compensation arrangements are aligned with her enumerated responsibilities during the Transition Period. Ms. Gray’s incentive compensation during the Transition Period is subject to the Company’s clawback policy.

The foregoing summary is qualified in its entirety by reference to the terms and conditions of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Transition and Services Agreement between CACI International Inc and DeEtte Gray dated June 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Date: June 5, 2026	By:	/s/ J. William Koegel, Jr.

J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary